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                                                                   EXHIBIT B-209

                         CERTICITATE OF INCORPORATION

                                      OF

                         GPU INTERNAITONAL ASIA, INC.


It hereby certified that:

     FIRST:  The name of the corporation (hereinafter called the "corporation")
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is GPU International Asia, Inc.

     SECOND:  The address, including street, number, city and county, of the
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registered office of the corporation in the State of Delaware is 32 Loockerman
Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is CSC The United States Corporation Company.

     THIRD:  The purpose of the corporation is to engage in any lawful act or
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activity for which corporations may be organized under the General Corporation
Law of the State of Delaware.

     FOURTH:  The total number of shares of stock which the corporation shall
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have authority to issue is one hundred (100) shares, all of which are without par value.  All such shares are of one class and are shares of Common Stock.

     FIFTH:  The name and the mailing address of the incorporator are as
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follows:

          NAME                     MAILING ADDRESS
          ----                     ---------------

          Wendy S. Greengrove      c/o GPU Power, inc.
                                   One Upper Pond Road
                                   Parsippany, NJ 07054

     SIXTH:  The board of directors of the corporation is expressly authorized
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to adopt, amend or repeal by-laws of the corporation.

     SEVENTH:  The personal liability of the directors of the corporation is
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hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
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     EIGHTH:  As of the date hereof, the corporation has received no payment for
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any of its stock.

     IN WITHNESS WHEREOF, I have hereunto set my hand this 9th day of January, 1997.


                                             /s/ Wendy S. Greengrove
                                             ----------------------------
                                             Wendy S. Greengrove
                                             Sole Incorporator

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